================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ______________

                                  FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                ______________


                            TITAN EXPLORATION, INC.
             (Exact name of registrant as specified in is charter)


       Delaware                                        75-2671582
(State of incorporation)                 (I.R.S. employer identification number)

        500 West Texas, Suite 200
             Midland, Texas                             79701
(Address of principal executive offices)             (Zip Code)

              Registrant's telephone number, including area code:
                                (915) 498-8600


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                     None

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                        Preferred Stock Purchase Rights
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     All references to the Preferred Shares contained in the Registrant's Form 8-A as filed on June 11, 1999 and the exhibits thereto are hereby amended and corrected to reflect a par value of $.01 per Preferred Share.

Item 2.  Exhibits.

None.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              TITAN EXPLORATION, INC.



Date:  June 30, 1999         By:    /s/ Jack D. Hightower
                                 ------------------------
                                 Jack D. Hightower
                                 Chairman, President and Chief Executive Officer